PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2013

NEW YORK, NY -- (Marketwired - February 06, 2014) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for its first fiscal quarter ended December 31, 2013.

HIGHLIGHTS
Quarter ended December 31, 2013
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                             $  370.9
  Net assets                                                       $  212.1
  Net asset value per share                                        $  14.24
  Credit Facility (cost $139.2)                                    $  139.2

Yield on debt investments at quarter-end                                8.1%

Operating Results:
  Net investment income                                            $    3.2
  GAAP net investment income per share                             $   0.22
  Capital gain incentive fee accrued but not paid per share        $   0.01
  Credit Facility amendment costs per share                        $   0.05
  Core net investment income per share (1)                         $   0.28
  Distributions declared per share                                 $  0.268

Portfolio Activity:
  Purchases of investments                                         $  103.9
  Sales and repayments of investments                              $   55.4

  Number of new portfolio companies invested                             17
  Number of existing portfolio companies invested                        11
  Number of portfolio companies at quarter-end                           85

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding both the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized and the costs associated with amending our senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 7, 2014

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 7, 2014 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 337-8169 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2432. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 21, 2014 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #7868388.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2013, our portfolio totaled $370.9 million and consisted of $326.2 million of senior secured loans, $31.6 million of second lien secured debt and $13.1 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 93% variable-rate investments (including 90% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 7% fixed-rate investments. Overall, the portfolio had unrealized appreciation of $0.8 million. Our overall portfolio consisted of 85 companies with an average investment size of $4.4 million, had a weighted average yield on debt investments of 8.1%, and was invested 88% in senior secured loans, 8% in second lien secured debt and 4% in subordinated debt, preferred and common equity investments.

As of September 30, 2013, our portfolio totaled $317.8 million and consisted of $281.0 million of senior secured loans, $27.5 million of second lien secured debt and $9.3 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 92% variable-rate investments (including 89% with a LIBOR, or prime floor) and 8% fixed-rate investments. Overall, the portfolio had unrealized depreciation of $1.5 million. Our overall portfolio consisted of 83 companies with an average investment size of $3.8 million, had a weighted average yield on debt investments of 8.1%, and was invested 88% in senior secured loans, 9% in second lien secured debt and 3% in subordinated debt, preferred and common equity investments.

For the three months ended December 31, 2013, we invested $103.9 million in 17 new and 11 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the three months ended December 31, 2013 totaled $55.4 million.

For the three months ended December 31, 2012, we invested $38.9 million in 12 new and two existing portfolio companies with a weighted average yield on debt investments of 9.6%. Sales and repayments of investments for the three months ended December 31, 2012 totaled $30.3 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2013 and 2012.

Investment Income

Investment income for the three months ended December 31, 2013 was $6.8 million and was attributable to $5.5 million from senior secured loan investments and $1.3 million from second lien secured debt and subordinated debt investments. This compares to investment income for the three months ended December 31, 2012, which was $4.0 million, and was attributable to $3.3 million from senior secured loan investments and $0.7 million from second lien secured debt and subordinated debt investments. The increase in investment income over the prior year is primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended December 31, 2013 totaled $3.6 million. Base management fee for the same period totaled $0.9 million, incentive fees totaled $0.7 million (including $0.4 million on realized gains and $0.2 million on unrealized gains accrued but not paid), Credit Facility expenses totaled $1.4 million (including $0.7 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.5 million and excise taxes were $0.1 million. This compares to expenses for the three months ended December 31, 2012, which totaled $1.9 million. Base management fee for the same period totaled $0.5 million, incentive fees totaled $0.4 million (including less than $0.1 million on unrealized gains accrued but not paid), Credit Facility expenses totaled $0.5 million, general and administrative expenses totaled $0.5 million and excise taxes were less than $0.1 million. The increase in management fee, incentive fee and Credit Facility expenses was due to the growth of our portfolio and expanding our borrowing capacity under our Credit Facility.

Net Investment Income

Net investment income totaled $3.2 million, or $0.22 per share, for the three months ended December 31, 2013, and $2.1 million, or $0.30 per share, for the three months ended December 31, 2012. Core net investment income, a non-GAAP financial measure, totaled $4.1 million, or $0.28 per share, for the three months ended December 31, 2013. The increase in net investment income was due to a larger portfolio, which was offset by amendment costs. In contrast, net investment income per share decreased over the same time period as a result of share issuances during the 2013 fiscal year.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2013 totaled $55.4 million and realized gains totaled $0.6 million. Sales and repayments of investments totaled $30.3 million and realized gains totaled $0.4 million for the three months ended December 31, 2012. The increase in realized gains was driven by sales and early repayments of larger sized investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended December 31, 2013 and 2012, we reported net unrealized appreciation (depreciation) on investments of $2.2 million and $(0.4) million, respectively. As of December 31, 2013 and September 30, 2013, net unrealized appreciation (depreciation) on investments totaled $0.8 million and $(1.5) million, respectively. The change in the three month period compared to last year is the result of the reversal of unrealized gains upon exiting our investments and changes in market values.

For the three months ended December 31, 2013 and 2012, our Credit Facility had an unrealized appreciation of zero and $0.4 million, respectively. As of December 31, 2013 and September 30, 2013, net unrealized appreciation on our Credit Facility totaled zero. The change in the three month period compared to last year was due to changes in the capital markets.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $6.1 million, or $0.41 per share, for the three months ended December 31, 2013. This compares to a net change in net assets resulting from operations which totaled $1.8 million, or $0.26 per share, for the three months ended December 31, 2012. We continue to find investment opportunities to grow net assets from operations.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2013 and September 30, 2013, PennantPark Floating Rate Funding I, LLC's, or Funding I, had $139.2 million and $99.6 million of outstanding borrowings under the Credit Facility, respectively, and carried an interest rate of 2.17% and 2.18%, respectively, excluding the 0.375% undrawn commitment fee.

The annualized weighted average cost of debt for the three months ended December 31, 2013 and 2012, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.46% and 2.69%, respectively.

Our operating activities used cash of $34.9 million for the three months ended December 31, 2013, and our financing activities provided cash of $35.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net draws under the Credit Facility.

Our operating activities used cash of $8.5 million for the three months ended December 31, 2012, and our financing activities provided cash of $8.6 million for the same period. Our operating activities used cash primarily for net investing that was financed by net draws under the Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2013 and 2012, we declared to stockholders distributions of approximately $0.268 and $0.248 per share, respectively, for total distributions of $4.0 million and $1.7 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                December 31,  September 30,
                                                    2013           2013
                                                (unaudited)
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost - $370,169,860 and
   $319,283,468, respectively)                 $ 370,925,077  $ 317,803,894
Cash equivalents                                   5,315,022      4,578,249
Interest receivable                                1,908,159      2,140,802
Receivable for investments sold                    6,358,359      3,659,185
Prepaid expenses and other assets                    521,379        619,737
                                               -------------  -------------
    Total assets                                 385,027,996    328,801,867
                                               -------------  -------------
Liabilities
Distributions payable                              1,340,825      1,303,580
Payable for investments purchased                 26,635,500     14,021,588
Unfunded investments                               2,376,000        934,555
Credit Facility payable (cost - $139,200,000
 and $99,600,000, respectively)                  139,200,000     99,600,000
Interest payable on Credit Facility                  278,917        189,934
Management fee payable                               881,803        731,635
Performance-based incentive fees payable           1,347,033      1,164,090
Accrued other expenses                               829,973        790,091
                                               -------------  -------------
    Total liabilities                            172,890,051    118,735,473
                                               -------------  -------------
Net assets
Common stock, 14,898,056 shares issued and
 outstanding. Par value $0.001 per share and
 100,000,000 shares authorized.                       14,898         14,898
Paid-in capital in excess of par value           207,481,368    207,481,368
(Distributions in excess of) Undistributed net
 investment income                                  (282,531)       474,766
Accumulated net realized gain on investments       4,168,993      3,574,936
Net unrealized appreciation (depreciation) on
 investments                                         755,217     (1,479,574)
                                               -------------  -------------
    Total net assets                           $ 212,137,945  $ 210,066,394
                                               -------------  -------------
    Total liabilities and net assets           $ 385,027,996  $ 328,801,867
                                               -------------  -------------
Net asset value per share                      $       14.24  $       14.10
                                               =============  =============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                                     Three Months Ended
                                                        December 31,
                                                ---------------------------
                                                     2013          2012
                                                ------------- -------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                      $   6,754,247 $   3,638,227
  Other income                                         89,646       324,446
                                                ------------- -------------
  Total investment income                           6,843,893     3,962,673
                                                ------------- -------------
Expenses:
  Base management fee                                 881,803       458,986
  Performance-based incentive fee                     683,150       417,029
  Interest and expenses on the Credit Facility        736,437       471,068
  Administrative services expenses                    201,000       155,145
  Other general and administrative expenses           290,640       367,500
                                                ------------- -------------
  Expenses before excise tax expense and
   amendment costs                                  2,793,030     1,869,728
  Excise tax                                          110,000        34,072
  Credit Facility amendment costs                     712,930            --
                                                ------------- -------------
  Total expenses                                    3,615,960     1,903,800
                                                ------------- -------------
  Net investment income                             3,227,933     2,058,873
                                                ------------- -------------
Realized and unrealized gain (loss) on
 investments and Credit Facility:
Net realized gain on non-controlled, non-
 affiliated investments                               594,057       442,843
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments        2,234,791      (358,785)
  Credit Facility appreciation                             --      (377,500)
                                                ------------- -------------
  Net change in unrealized appreciation
   (depreciation) on investments and Credit
   Facility                                         2,234,791      (736,285)
                                                ------------- -------------
Net realized and unrealized gain (loss) from
 investments and Credit Facility                    2,828,848      (293,442)
                                                ------------- -------------
Net increase in net assets resulting from
 operations                                     $   6,056,781 $   1,765,431
                                                ============= =============
Net increase in net assets resulting from
 operations per common share                    $        0.41 $        0.26
                                                ------------- -------------
Net investment income per common share          $        0.22 $        0.30
                                                ------------- -------------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com